power of attorney
Know by all these present, that the undersigned hereby
constitutes and appoints each of Kimberly R. Frye and
Robert B. Rapfogel, signing singly, the undersigned's true and lawful attorney-in-fact to:
execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Key
Energy Services, Inc. (the "Company"), Forms 3, 4, and 5
(collectively, "Section 16 Reports") in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules
thereunder;
do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any Section 16 Reports, complete and execute any
amendments thereto, and timely file such form with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
attorney-in-fact may approve in such attorney-in-fact's
discretion.
The undersigned hereby grants to Kimberly R. Frye and
Robert B. Rapfogel, each such attorney-in-fact, full power and authority to do and perform any and every act and thing
whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16
Reports with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 4th day of March, 2009.
/s/  D. BRYAN NORWOOD
Signature

D. Bryan Norwood